Exhibit 2.4

AGREEMENT REGARDING INSURANCE

This Agreement Regarding Insurance (this “Agreement”) is entered into this 29th day of September, 2006, between First Professionals Insurance Company, Inc., a Florida corporation (“FPIC”), and Physicians’ Reciprocal Insurers, a New York insurance reciprocal (“PRI”).

WHEREAS, FPIC and PRI have entered into and remain parties to certain agreements, to wit: the Physicians and Surgeons Excess Professional Liability Excess Cessions Reinsurance Contract Treaties for 1998-1999, 1999-2000, 2000-2001, 2001-2002, 2002-2003, 2003-2004 (collectively, the “XOL Treaties”); the Death, Disability or Retirement Quota Share Reinsurance Agreement (the “DD&R Treaty”); and the Physicians and Surgeons Professional Liability Quota Share Reinsurance Agreement relating to insurance policies covering Pennsylvania insureds (the “Pennsylvania Treaty”);

WHEREAS, FPIC, PRI and Sun Trust Bank, Central Florida have entered into a Reinsurance Trust Agreement, dated November 27, 2001 (the “Trust Agreement”) under which PRI deposits collateral securing the Pennsylvania Treaty;

WHEREAS, FPIC and PRI desire, subject to obtaining approval of the New York State Insurance Department, to commute the XOL Treaties and the DD&R Treaty (collectively, the “Commutations”) and the parties hereto deem it in their best interests to do so; and

WHEREAS, prior to the date hereof, PRI has filed an application with the New York State Insurance Department seeking approval of a commutation agreement in the form of Exhibit A hereto with respect to the DD&R Treaty;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions set forth below, it is agreed as follows:

1.     Commutations. As soon as practicable after the date hereof, PRI will file an application seeking approval of a commutation agreement in the form of Exhibit B hereto with respect to the XOL Treaties. Within three business days of PRI’s receiving all required approvals of the New York State Insurance Department with respect to both (i.e., the DD&R Treaty, on the one hand, and the XOL Treaties, on the other hand) Commutations (the “Approvals”), PRI and FPIC will execute and deliver to one another a commutation agreement in the form of Exhibit C hereto (which Exhibit reflects the completion and filling in of the blanks of Exhibit A hereto) with respect to the DD&R Treaty and a commutation agreement in the form of Exhibit D hereto (which Exhibit reflects the completion and filling in of the blanks of Exhibit B hereto)with respect to the XOL Treaties; provided, however, that neither party hereto shall be obligated to enter into either such Commutation unless and until the Approvals are received in respect of both Commutations and the other party performs its obligation to enter into both

Commutations. PRI will use all commercially reasonable efforts to obtain the Approvals as soon as reasonably practicable and FPIC will cooperate fully with PRI in that regard. Unless otherwise agreed in writing by FPIC and PRI, the obligations of the parties under this Section 1 to enter into the Commutations will be and become null and void if the Approvals have not been obtained by November 15, 2006, promptly after which date PRI will withdraw its applications seeking the Approvals. Consequently, the parties understand and acknowledge that should the parties ever seek to enter into commutations of either or both of the DD&R Treaty and/or the XOL Treaty with each other following such termination of the obligations under this Section 1 (notwithstanding that the other provisions of this Agreement continue in effect), they will be required to do so through agreements separate and apart from this Agreement and on whatever terms the parties may then agree, whether or not similar to the terms of the Commutations contemplated by this Agreement.

2.    Pennsylvania Treaty Collateral. PRI acknowledges and agrees that under the terms of the Pennsylvania Treaty it will cause PRI’s independent consulting actuary to update its reserve analysis (with an indication of an estimated low end, mid-point and high end of the range) twice each year on a reasonably prompt basis, as of June 30 and December 31 beginning with December 31, 2006, with respect to the business covered by the Pennsylvania Treaty and to provide FPIC with a copy of the updated analysis promptly after receipt (each, a “Reserve Analysis”). Each Reserve Analysis shall continue to be performed using actuarially sound assumptions and on a basis consistent with the latest reserve analysis prior to the date of this Agreement performed by PRI’s independent consulting actuary with respect to the business covered by the Pennsylvania Treaty. PRI and FPIC acknowledge and agree that under the Pennsylvania Treaty PRI is at all times required to maintain collateral under the Trust Agreement covering reserves in an amount equal to the high end of the range indicated in the latest Reserve Analysis delivered.

IN WITNESS WHEREOF, FPIC and PRI have executed this Agreement as of the date first above indicated.

FIRST PROFESSIONALS INSURANCE COMPANY, INC.

By:	/s/ Charles Divita, III
Name:	Charles Divita, III
Title:	Vice President

PHYSICIANS’ RECIPROCAL INSURERS

By:	/s/ Barry Schwartz
Name:	Barry Schwartz
Title:	Treasurer

Exhibit A

TERMINATION AND COMMUTATION ADDENDUM

to the

DEATH, DISABILITY OR RETIREMENT QUOTA SHARE
REINSURANCE AGREEMENT

Effective: January 1, 2000

entered into by and between

PHYSICIANS’ RECIPROCAL INSURERS
Manhasset, New York
(hereinafter referred to as the “Company”)

and

FIRST PROFESSIONALS INSURANCE COMPANY, INC.
Jacksonville, Florida
(hereinafter referred to as the “Reinsurer”)

It is Hereby Agreed that this Agreement and the Reinsurer’s 100% share in interests and liabilities in respect of this Agreement shall be terminated and commuted at 11:59 p.m., Eastern Standard Time, ________________________, 2005.

In Consideration Thereof, the Reinsurer shall pay to the Company $____________, as promptly as possible after the execution of this Addendum. Upon receipt thereof, the Company shall release the Reinsurer from all further liability, whether known or unknown, under this Agreement and the Reinsurer shall release the Company from all further liability thereunder, whether known or unknown.

In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Addendum as of the dates under mentioned at:

Manhasset, New York, this _________ day of ________________ in the year ________.

Physicians’ Reciprocal Insurers

Jacksonville, Florida, this _________ day of ________________ in the year ________.

First Professionals Insurance Company, Inc.

Exhibit B
COMMUTATION AND MUTUAL RELEASE AGREEMENT

This COMMUTATION AND RELEASE AGREEMENT (the “Commutation Agreement”) is made and effective as of September 29, 2006 by and between Physicians’ Reciprocal Insurers, a New York insurance reciprocal (hereinafter referred to as the “REINSURED”), and First Professionals Insurance Company, Inc. formerly known as Florida Physicians Insurance Company, Inc., a Florida insurance company (hereinafter referred to as the “REINSURER”).

W I T NE S S E T H:

WHEREAS, the REINSURED and the REINSURER are parties to the “Reinsurance Agreements” indicated in Schedule “A” attached hereto and made a part of the Commutation Agreement and whereby, amongst others, the REINSURER, agreed to reinsure certain insurance policy risks insured by the REINSURED; and

WHEREAS, the REINSURED and the REINSURER now desire to fully and finally settle and commute all of their respective past, present and future obligations and liabilities known and unknown, discovered and undiscovered under all Reinsurance Agreements listed in Schedule “A” with respect to reinsurance business ceded by Reinsured to Reinsurer; and,

WHEREAS, the parties hereto recognize and understand that a portion of the REINSURER’s obligation to the REINSURED under the Reinsurance Agreements, listed in Schedule “A”, may become due in the future; that these future obligations and liabilities have been evaluated and independently estimated by both parties and cannot be determined in an amount certain by either party at this time, and that a commutation of these obligations of the REINSURER negotiated on the basis of each parties’ independent calculations of outstanding losses, loss reserves and IBNR will eliminate the uncertainty of contingent liabilities for presently unresolved and unasserted claims; and

WHEREAS, the REINSURER has offered to pay and the REINSURED has agreed to accept in full satisfaction of the REINSURER’S past, present and future obligations and liabilities under the Reinsurance Agreements listed in Schedule “A”, for the sum of $____ million (as of June 30, 2006, appropriately adjusted for subsequent activity) to be paid in the manner set forth herein;

NOW, THEREFORE, in consideration of the covenants set forth herein and the payments to be made hereunder, it is agreed by and between the REINSURED and the REINSURER as follows:

1.      Upon execution and delivery of this Commutation Agreement by both the REINSURED and the REINSURER, the REINSURER shall pay the REINSURED the sum of $____ million (as of June 30, 2006, appropriately adjusted for subsequent activity) by the forgiveness of net amounts due to the REINSURER under the reinsurance agreements at the time with the balance by a wire transfer payment to ___________ Bank, ABA Routing Number ______________, Account Name: ________________ Account, Account Number: ____________________ Ref: First Professionals Commutation and Mutual Release Agreement Payment. The REINSURER and REINSURED agree that there are no other amounts due or owing between them with respect to reinsurance business ceded by REINSURED to REINSURER with respect to the Reinsurance Agreements listed in Schedule “A”.

2.      The REINSURED shall accept the sums set forth in Paragraph 1 herein, as full and final settlement of any and all amounts claimed heretofore or hereinafter to be due by the REINSURER to REINSURED, arising under or in respect of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER .

3.      The REINSURER hereby releases and discharges the REINSURED, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, discovered or undiscovered, and whether arising in the past, present or future, which the REINSURER, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURED by reason of any matter whatsoever arising out of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURED’S past, current and future liabilities to the REINSURER under said Reinsurance Agreements, except as otherwise provided herein.

4.      The REINSURED hereby releases and discharges the REINSURER, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, and whether arising in the past, present or future which the REINSURED, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURER by reason of any matter whatsoever arising out of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURER’S past, current and future liabilities to the REINSURED under said Reinsurance Agreements except as otherwise provided herein.

5.      The REINSURED and the REINSURER absolutely, irrevocably and unconditionally covenant and agree with each other, and their respective successors and assigns, that after the effective date of the Commutation Agreement, neither party will for any reason whatsoever, demand, claim or file suit or initiate arbitration or any other proceedings against the other party in respect of any matters relating to the Reinsurance Agreements as indicated in Schedule “A” or any other part of this Commutation Agreement.

6.         The REINSURED acknowledges the payment described in Paragraph 1 herein, as a complete accord, satisfaction, settlement and commutation of any and all of the liability and obligations of the parties under the Reinsurance Agreements. Accordingly, the REINSURED agrees to indemnify, hold harmless and defend REINSURER (and all other persons released under paragraph 4 herein) from and against, and pay on their behalf, any judgment, action, cause of action, suit, demand, debt, payment, award, loss, claim, damage, liability, or expense (including, but not limited to, costs of defense incurred in investigation or defending any actions or proceedings and reasonable attorney’s fees) incurred by any of them, resulting from any action filed against the REINSURER by any policyholder, insured, claimant, or other beneficiary under the Reinsurance Agreements, including any agent or successor in interest to any such policyholder, insured, claimant, or beneficiary. "Policyholder, insured, claimant, and beneficiary" will have the same definition herein as in the policies reinsured under the Reinsurance Agreements, and for purposes hereof will include any other potential recipient of proceeds from the policies reinsured under the Reinsurance Agreements. It being agreed expressly that nothing in this Commutation Agreement will in any manner create any obligations or establish any rights against either the REINSURED or the REINSURER in favor of any third parties or persons not parties to this Commutation Agreement. REINSURER shall give prompt notice to REINSURED of the commencement of any action or proceeding.

7.      The parties agree that in the event payment, as described in Paragraph 1 herein, is not made by the REINSURER, then this Commutation Agreement shall be considered null and void. Moreover, if any court of competent jurisdiction renders a final order or ruling declaring this Commutation Agreement or the payment made under paragraph 1 herein null and void, then this Commutation shall be rescinded and each of the REINSURER and the REINSURED shall be restored to the position they were in just prior to the execution of this Commutation Agreement.

8.      This Commutation Agreement is the product of arm’s length negotiations and the terms hereof have been completely read and fully understood and voluntarily accepted by both the REINSURED and the REINSURER. Each party has enlisted its own independent advisors and has been represented by its own legal counsel.

9.      The rights, duties and obligations under this Commutation Agreement shall be final and binding upon and inure to the benefit of the parties hereto and their respective officers, directors, employees, affiliated companies, stockholders, parents, predecessors, successors, liquidators, receivers and assigns.

10.       The REINSURER represents and warrants to the REINSURED that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements, transactions, or negotiations to which it is a party that would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no additional authorization, consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURER in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

11.       The REINSURED represents and warrants to the REINSURER that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements, transactions, or negotiations to which it is a party that would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no additional authorization, consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURED in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

12.      This Commutation Agreement shall constitute the entire agreement between the parties with respect to its subject matter. This Commutation Agreement may not be modified or amended, except by written instrument executed by each of the parties hereto. Waiver by any of the parties of any term, provision or condition shall not be construed to be a waiver of any other term, provision or condition of this Commutation Agreement.

13.         This Commutation Agreement shall be interpreted under and governed by the laws of the State of Florida without regard to conflict of law principles.

14.      The REINSURED and the REINSURER hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other party may reasonable require in order to implement the provisions or objectives of this Commutation Agreement.

15.      The REINSURED and the REINSURER hereby agree to keep the terms and conditions of this Commutation Agreement confidential and will not disclose (except as required by any state Insurance Department, applicable law, regulation, or legal process) the existence and/or terms and conditions of this Commutation Agreement to third parties. The REINSURED and the REINSURER hereby agree that their directors, officers, partners, members, employees, affiliates, retrocessionaires, brokers, agents, managing general agents or other representatives (including, without limitation, financial advisors, attorneys, accountants, and actuaries) may be permitted to know the existence and the terms and conditions of this Commutation Agreement on a confidential, need to know basis in the course of normal business. Should either the REINSURED or the REINSURER be requested by subpoena or similar governmental or judicial notice to disclose the existence and the terms and conditions of the Commutation Agreement, they must promptly notify the other party in order that the other may seek a protective order or other appropriate remedy either by itself or jointly with the party receiving the request. In the event that no such protective order or other appropriate remedy is sought or obtained, then the party receiving the subpoena or similar governmental or judicial notice will furnish only that portion of information concerning this Commutation Agreement which it is legally required, as it is advised by its own counsel, and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the terms and conditions of this Commutation Agreement.

16.      REINSURED and REINSURER acknowledge that some State laws provide that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing release, which if known by him must have significantly affected his settlement with the debtor. REINSURED and REINSURER expressly waive any and all rights under any such federal or state statute or law of similar effect with respect to this Commutation Agreement.

17.      This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

18.      Any statements, communications or notices to be provided pursuant to this Commutation and Mutual Release Agreement shall be sent to the attention of the person indicated below, until such time as notice of any change of persons to be notified or change of address is forwarded to the Parties:

(a) REINSURER:     Anthony J. Bonomo, Esquire

 President
 Administrators for the Professions, Inc.
 III East Shore Road
 Manhasset, New York 11030

(b) REINSURED:    Robert E. White Jr.
President
First Professionals Insurance Company, Inc.
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204

IN WITNESS WHEREOF, the parties have executed this Commutation Agreement as of the day and year first written above.

Physicians’ Reciprocal Insurers (“REINSURED”)

Signature: ________________________________

Name:    Anthony J. Bonomo, Esquire

Title:   Chief Executive Officer & President, Administrators For
       The Professions, Inc. Attorney In Fact for Physicians’
       Reciprocal Insurers

Date: ________________, 2006

First Professionals Insurance Company, Inc. formerly known as Florida Physicians Insurance Company, Inc. (“REINSURED”)

Signature: ________________________________
Name:    Robert E. White, Jr.
Title:   President

Date: ________________, 2006

SCHEDULE “A”
REINSURANCE AGREEMENTS

1. Physicians and Surgeons Excess Professional Liability Excess Cessions Reinsurance Contract Treaties for 1998-1999, 1999-2000, 2000-2001, 2001-2002, 2002-2003, 2003-2004.

2. Death, Disability or Retirement Quota Share Reinsurance Agreement from 1999 to present.

Exhibit C
TERMINATION AND COMMUTATION ADDENDUM

to the

DEATH, DISABILITY OR RETIREMENT QUOTA SHARE
REINSURANCE AGREEMENT

Effective: January 1, 2000

entered into by and between

PHYSICIANS’ RECIPROCAL INSURERS
Manhasset, New York
(hereinafter referred to as the “Company”)

and

FIRST PROFESSIONALS INSURANCE COMPANY, INC.
Jacksonville, Florida
(hereinafter referred to as the “Reinsurer”)

It is Hereby Agreed that this Agreement and the Reinsurer’s 100% share in interests and liabilities in respect of this Agreement shall be terminated and commuted at 11:59 p.m., Eastern Standard Time, ________________________, 2005.

In Consideration Thereof, the Reinsurer shall pay to the Company $61.8 million (as of June 30, 2006, appropriately adjusted for subsequent activity), as promptly as possible after the execution of this Addendum. Upon receipt thereof, the Company shall release the Reinsurer from all further liability, whether known or unknown, under this Agreement and the Reinsurer shall release the Company from all further liability thereunder, whether known or unknown.

In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Addendum as of the dates under mentioned at:

Manhasset, New York, this _________ day of ________________ in the year ________.

Physicians’ Reciprocal Insurers

Jacksonville, Florida, this _________ day of ________________ in the year ________.

First Professionals Insurance Company, Inc.

Exhibit D
COMMUTATION AND MUTUAL RELEASE AGREEMENT

This COMMUTATION AND RELEASE AGREEMENT (the “Commutation Agreement”) is made and effective as of September 29, 2006 by and between Physicians’ Reciprocal Insurers, a New York insurance reciprocal (hereinafter referred to as the “REINSURED”), and First Professionals Insurance Company, Inc. formerly known as Florida Physicians Insurance Company, Inc., a Florida insurance company (hereinafter referred to as the “REINSURER”).

W I T NE S S E T H:

WHEREAS, the REINSURED and the REINSURER are parties to the “Reinsurance Agreements” indicated in Schedule “A” attached hereto and made a part of the Commutation Agreement and whereby, amongst others, the REINSURER, agreed to reinsure certain insurance policy risks insured by the REINSURED; and

WHEREAS, the REINSURED and the REINSURER now desire to fully and finally settle and commute all of their respective past, present and future obligations and liabilities known and unknown, discovered and undiscovered under all Reinsurance Agreements listed in Schedule “A” with respect to reinsurance business ceded by Reinsured to Reinsurer; and,

WHEREAS, the parties hereto recognize and understand that a portion of the REINSURER’s obligation to the REINSURED under the Reinsurance Agreements, listed in Schedule “A”, may become due in the future; that these future obligations and liabilities have been evaluated and independently estimated by both parties and cannot be determined in an amount certain by either party at this time, and that a commutation of these obligations of the REINSURER negotiated on the basis of each parties’ independent calculations of outstanding losses, loss reserves and IBNR will eliminate the uncertainty of contingent liabilities for presently unresolved and unasserted claims; and

WHEREAS, the REINSURER has offered to pay and the REINSURED has agreed to accept in full satisfaction of the REINSURER’S past, present and future obligations and liabilities under the Reinsurance Agreements listed in Schedule “A”, for the sum of $17.2 million (as of June 30, 2006, appropriately adjusted for subsequent activity) to be paid in the manner set forth herein;

NOW, THEREFORE, in consideration of the covenants set forth herein and the payments to be made hereunder, it is agreed by and between the REINSURED and the REINSURER as follows:

12.     Upon execution and delivery of this Commutation Agreement by both the REINSURED and the REINSURER, the REINSURER shall pay the REINSURED the sum of $17.2 million (as of June 30, 2006, appropriately adjusted for subsequent activity) by the forgiveness of net amounts due to the REINSURER under the reinsurance agreements at the time with the balance by a wire transfer payment to ___________ Bank, ABA Routing Number ______________, Account Name: ________________ Account, Account Number: ____________________ Ref: First Professionals Commutation and Mutual Release Agreement Payment. The REINSURER and REINSURED agree that there are no other amounts due or owing between them with respect to reinsurance business ceded by REINSURED to REINSURER with respect to the Reinsurance Agreements listed in Schedule “A”.

13.     The REINSURED shall accept the sums set forth in Paragraph 1 herein, as full and final settlement of any and all amounts claimed heretofore or hereinafter to be due by the REINSURER to REINSURED, arising under or in respect of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER .

14.     The REINSURER hereby releases and discharges the REINSURED, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, discovered or undiscovered, and whether arising in the past, present or future, which the REINSURER, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURED by reason of any matter whatsoever arising out of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURED’S past, current and future liabilities to the REINSURER under said Reinsurance Agreements, except as otherwise provided herein.

15.     The REINSURED hereby releases and discharges the REINSURER, its predecessors, parents, affiliates, agents, employees, officers, directors, shareholders, policyholders and assigns from any and all liabilities, including, but not limited to, all obligations, adjustments, executions, offsets, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, duties, acts, omissions, costs, expenses and/or losses whatsoever, whether known or unknown, reported or unreported, and whether arising in the past, present or future which the REINSURED, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or equity, in contract or in tort, against the REINSURER by reason of any matter whatsoever arising out of the Reinsurance Agreements with respect to reinsurance business ceded by REINSURED to REINSURER, it being the intention of the parties that this Commutation Agreement operate as a full and final settlement of the REINSURER’S past, current and future liabilities to the REINSURED under said Reinsurance Agreements except as otherwise provided herein.

16.     The REINSURED and the REINSURER absolutely, irrevocably and unconditionally covenant and agree with each other, and their respective successors and assigns, that after the effective date of the Commutation Agreement, neither party will for any reason whatsoever, demand, claim or file suit or initiate arbitration or any other proceedings against the other party in respect of any matters relating to the Reinsurance Agreements as indicated in Schedule “A” or any other part of this Commutation Agreement.

17.       The REINSURED acknowledges the payment described in Paragraph 1 herein, as a complete accord, satisfaction, settlement and commutation of any and all of the liability and obligations of the parties under the Reinsurance Agreements. Accordingly, the REINSURED agrees to indemnify, hold harmless and defend REINSURER (and all other persons released under paragraph 4 herein) from and against, and pay on their behalf, any judgment, action, cause of action, suit, demand, debt, payment, award, loss, claim, damage, liability, or expense (including, but not limited to, costs of defense incurred in investigation or defending any actions or proceedings and reasonable attorney’s fees) incurred by any of them, resulting from any action filed against the REINSURER by any policyholder, insured, claimant, or other beneficiary under the Reinsurance Agreements, including any agent or successor in interest to any such policyholder, insured, claimant, or beneficiary. "Policyholder, insured, claimant, and beneficiary" will have the same definition herein as in the policies reinsured under the Reinsurance Agreements, and for purposes hereof will include any other potential recipient of proceeds from the policies reinsured under the Reinsurance Agreements. It being agreed expressly that nothing in this Commutation Agreement will in any manner create any obligations or establish any rights against either the REINSURED or the REINSURER in favor of any third parties or persons not parties to this Commutation Agreement. REINSURER shall give prompt notice to REINSURED of the commencement of any action or proceeding.

18.     The parties agree that in the event payment, as described in Paragraph 1 herein, is not made by the REINSURER, then this Commutation Agreement shall be considered null and void. Moreover, if any court of competent jurisdiction renders a final order or ruling declaring this Commutation Agreement or the payment made under paragraph 1 herein null and void, then this Commutation shall be rescinded and each of the REINSURER and the REINSURED shall be restored to the position they were in just prior to the execution of this Commutation Agreement.

19.     This Commutation Agreement is the product of arm’s length negotiations and the terms hereof have been completely read and fully understood and voluntarily accepted by both the REINSURED and the REINSURER. Each party has enlisted its own independent advisors and has been represented by its own legal counsel.

20.     The rights, duties and obligations under this Commutation Agreement shall be final and binding upon and inure to the benefit of the parties hereto and their respective officers, directors, employees, affiliated companies, stockholders, parents, predecessors, successors, liquidators, receivers and assigns.

21.     The REINSURER represents and warrants to the REINSURED that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements, transactions, or negotiations to which it is a party that would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no additional authorization, consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURER in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

22.     The REINSURED represents and warrants to the REINSURER that: (a) it is a corporation in good standing in its state of domicile; (b) that it is fully authorized and empowered to execute and deliver this Commutation Agreement; (c) that the person executing this Commutation Agreement is fully authorized to do so; (d) that there are no pending conditions, agreements, transactions, or negotiations to which it is a party that would render this Commutation Agreement or any part thereof void, voidable or unenforceable; (e) that no additional authorization, consent or approval of any governmental entity is required to make this Commutation Agreement valid and enforceable against the REINSURED in accordance with its terms; (f) no claim or loss being paid or settled by this Commutation Agreement has been previously assigned, sold and/or transferred to any other entity.

15.     This Commutation Agreement shall constitute the entire agreement between the parties with respect to its subject matter. This Commutation Agreement may not be modified or amended, except by written instrument executed by each of the parties hereto. Waiver by any of the parties of any term, provision or condition shall not be construed to be a waiver of any other term, provision or condition of this Commutation Agreement.

16.     This Commutation Agreement shall be interpreted under and governed by the laws of the State of Florida without regard to conflict of law principles.

17.     The REINSURED and the REINSURER hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and all other documents of any nature or kind which the other party may reasonable require in order to implement the provisions or objectives of this Commutation Agreement.

15.    The REINSURED and the REINSURER hereby agree to keep the terms and conditions of this Commutation Agreement confidential and will not disclose (except as required by any state Insurance Department, applicable law, regulation, or legal process) the existence and/or terms and conditions of this Commutation Agreement to third parties. The REINSURED and the REINSURER hereby agree that their directors, officers, partners, members, employees, affiliates, retrocessionaires, brokers, agents, managing general agents or other representatives (including, without limitation, financial advisors, attorneys, accountants, and actuaries) may be permitted to know the existence and the terms and conditions of this Commutation Agreement on a confidential, need to know basis in the course of normal business. Should either the REINSURED or the REINSURER be requested by subpoena or similar governmental or judicial notice to disclose the existence and the terms and conditions of the Commutation Agreement, they must promptly notify the other party in order that the other may seek a protective order or other appropriate remedy either by itself or jointly with the party receiving the request. In the event that no such protective order or other appropriate remedy is sought or obtained, then the party receiving the subpoena or similar governmental or judicial notice will furnish only that portion of information concerning this Commutation Agreement which it is legally required, as it is advised by its own counsel, and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the terms and conditions of this Commutation Agreement.

16.    REINSURED and REINSURER acknowledge that some State laws provide that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing release, which if known by him must have significantly affected his settlement with the debtor. REINSURED and REINSURER expressly waive any and all rights under any such federal or state statute or law of similar effect with respect to this Commutation Agreement.

17.    This Agreement may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

18.    Any statements, communications or notices to be provided pursuant to this Commutation and Mutual Release Agreement shall be sent to the attention of the person indicated below, until such time as notice of any change of persons to be notified or change of address is forwarded to the Parties:

(a) REINSURER:    Anthony J. Bonomo, Esquire

 President
 Administrators for the Professions, Inc.
 III East Shore Road
 Manhasset, New York 11030

(b) REINSURED:    Robert E. White Jr.
President
First Professionals Insurance Company, Inc.
1000 Riverside Avenue, Suite 800
Jacksonville, Florida 32204

IN WITNESS WHEREOF, the parties have executed this Commutation Agreement as of the day and year first written above.

Physicians’ Reciprocal Insurers (“REINSURED”)

Signature: ________________________________

Name:   Anthony J. Bonomo, Esquire

Title:     Chief Executive Officer & President, Administrators For
       The Professions, Inc. Attorney In Fact for Physicians’
       Reciprocal Insurers

Date: ________________, 2006

First Professionals Insurance Company, Inc. formerly known as Florida Physicians Insurance Company, Inc. (“REINSURED”)

Signature: ________________________________
Name:   Robert E. White, Jr.
Title:     President

Date: ________________, 2006

SCHEDULE “A”
REINSURANCE AGREEMENTS

1. Physicians and Surgeons Excess Professional Liability Excess Cessions Reinsurance Contract Treaties for 1998-1999, 1999-2000, 2000-2001, 2001-2002, 2002-2003, 2003-2004.

2. Death, Disability or Retirement Quota Share Reinsurance Agreement from 1999 to present.